UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2013

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida		34108-2710
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 17, 2013, Gary D. Newsome adopted a pre-arranged stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. Mr. Newsome is a director of Health Management Associates, Inc. (the “Company”), as well as its President and Chief Executive Officer.

Rule 10b5-1 permits the adoption of a written stock trading plan by a person at a time when such person is not in possession of material non-public information, pursuant to which a registrant’s shares can be sold in the future at predetermined times and/or in accordance with pre-established price parameters. Mr. Newsome’s Rule 10b5-1 plan covers the period February 18, 2013 through December 31, 2013 and applies to a maximum of 200,000 shares of the Company’s common stock that he currently holds in a brokerage account. Mr. Newsome informed the Company’s management that he adopted his Rule 10b5-1 plan to diversify his holdings. Additionally, Mr. Newsome informed the Company’s management that he will publicly disclose all transactions under such plan in accordance with applicable securities laws.

The Company does not undertake to report any modifications, terminations, transactions or other activities under Mr. Newsome’s Rule 10b5-1 plan, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: January 18, 2013	By:	/s/ Gary S. Bryant
Gary S. Bryant
Vice President and Controller